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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 25, 1996

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)

 New Jersey                        33-85234                          22-2665282
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(State or other juris-           (Commission                      (IRS Employer
diction of incorporation)        File Number)                     Identification
                                                                     Number)


7000 Boulevard East, Guttenberg, New Jersey                          07093
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(Address of principal executive office)                            (Zip Code)

Registrant's telephone number including area code-         (201) 854-7777
                                                  ------------------------------


                                 Not Applicable
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         (Former name and former address, as changed since last report)
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ITEM 5.  OTHER EVENTS

On November 25, 1996, KTI, Inc. executed an agreement to purchase all of the common stock of Manner, Inc. ("Manner"), a Maryland corporation. Manner is a broker of recycled plastics nation-wide. KTI acquired Manner for 65,000 shares of KTI stock.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibits.

Exhibit Number            Description
--------------            -----------

4.1 Securities Purchase Agreement by and among KTI Plastic Recycling, Inc. and Diane Goodman and Seth Lehner dated as of November 25, 1996. The schedules to this Exhibit do not contain information which is material to an investment decision and which is not otherwise disclosed in the Securities Purchase Agreement. The schedules include a Registration Rights Agreement, covenants not to compete and Employment Agreements. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             KTI, Inc.
                                                     -------------------------
                                                           (Registrant)

Dated:            November 25, 1996              By: /s/Martin J. Sergi
                                                     -------------------------
                                                     Name:  Martin J. Sergi
                                                     Title: President
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                                EXHIBIT INDEX
                                -------------

Exhibit
Number                             Description
-------                            -----------

 4.1 Securities Purchase Agreement by and among KTI Plastic Recycling, Inc. and Diane Goodman and Seth Lehner dated as of November 25, 1996. The schedules to this Exhibit do not contain information which is material to an investment decision and which is not otherwise disclosed in the Securities Purchase Agreement. The schedules include a Registration Rights Agreement, covenants not to compete and Employment Agreements. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.